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                                   EXHIBIT 5


                               September 29, 1995

Board of Directors
Deposit Guaranty Corp.
210 East Capitol Street
Jackson, Mississippi  39201

Gentlemen:

         We have acted as counsel to Deposit Guaranty Corp. in connection with the registration on Form S-3 of 994,026 shares of Common Stock, no par value, under the Securities Act of 1933. We have examined the Articles of Incorporation and the amendments thereto of Deposit Guaranty Corp., and such other documents as we deemed relevant.

         Based on the foregoing, it is our opinion that the 994,026 shares of Common Stock of Deposit Guaranty Corp. to be registered under the Securities Act of 1933 have been duly and validly authorized by Deposit Guaranty Corp., and are validly and legally issued, fully paid and non-assessable shares of Common Stock of Deposit Guaranty Corp.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus comprising Part I of the Registration Statement.

                                           Sincerely,



                                           /s/ WATKINS LUDLAM & STENNIS
                                           WATKINS LUDLAM & STENNIS